Exhibit 10.19

Loan Agreement by and between Hangzhou the Fifth Season General Merchandise Investment
Management Co., Ltd. (Company) and Shanghai Shencai Pawnbroker Co., Ltd. dated February 21, 2011 for 5.55 million RMB Yuan.

  Main contents:
  Contract No.: nil
  Borrower: Fifth Season General Merchandise Investment Management Co., Ltd.
  Lender: Shanghai Shencai Pawnbroker Co., Ltd
  Loan Amount (RMB): 5.55 million RMB Yuan
  Contract Term: from February 21, 2011 to April 20, 2011
  Interest Rate:
  The monthly interest rate is 0.3%, and monthly general fee rate is 2.7%;
  Penalty interest rate for delayed repayment: 0.3% of the loan per day and other relevant fees;
  Rights and Obligations of the Lender:
  Lender shall disburse the loan in a timely manner pursuant to the agreement.
  Lender shall execute the mortgage right in case of breach of contract of the Company.
  Rights and obligations of the borrower
  Borrower is entitled to obtain and use the loan pursuant to the agreement.
  Borrower shall return the principal and interests timely. Borrower can extend the term of the loan when getting the consent of Lender pursuant to the agreement.
  Consent of Lender should be obtained when any of the Borrower’s guaranties or mortgages on his (her) major assets for a third party is possible to be detrimental to Borrower’s capability of repayment under the agreement.
  Borrower guarantee all of its statement is true and accurate
  Borrower bears the relevant fees under the agreement.
  Prepayment of the Loan:
  Lender’s consent should be obtained if Borrower is willing to prepay the loan. The interest rate of prepayment shall accord with the agreement.
  Liabilities of Breach of Contract:
  Penalty interest rate for delayed repayment: 0.3% of the loan per day and relevant fees. Liquidated damages for 20% of the loan shall be imposed on the Company and the guarantor and mortgagor in case of the Company’s breach of contract etc.
  Guarantee of the loan:
  The loan is secured by Mortgage Contract by .the Company with Contract No. 310-30-L-6.
  Headlines of the articles omitted
  Dispute settlement
  Miscellaneous
  Effectiveness
  Mortgage and Guarantee Clause
  Attention